SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2014

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	4093 Oceanside Boulevard, Suite B Oceanside, California 92056	45-1226465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Address, including zip code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On October 14, 2014 PLS CPA, the Company’s independent registered public accounting firm, resigned effective immediately.

Other than an explanatory paragraph included in PLS CPA’s audit reports for the Company's fiscal years ended December 31, 2013 and 2012 relating to the uncertainty of the Company's ability to continue as a going concern, the audit reports of PLS CPA on the Company's financial statements for the last two fiscal years ended December 31, 2013 and 2012 through October 14, 2014, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2013 and 2012 fiscal years and through the date of this Current Report on Form 8-K, (1) there were no disagreements with PLS CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PLS CPA, would have caused PLS CPA to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Before filing this Form 8-K, and pursuant to Item 304 (a)(3) of Regulation S-K, the Company provided PLS CPA with the disclosures made in this filing. The Company requested that PLS CPA provide us with a letter addressed to the Commission indicating if it had any disagreements with the disclosures made herein. The Company received the correspondence included as an exhibit from PLS CPA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location

16.1	Correspondence from PLS CPA dated October 20, 2014.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Timothy Dixon

Timothy Dixon

Chief Executive Officer